EXHIBIT 21

DANA CORPORATION

Consolidated Subsidiaries as of December 31, 2007*

Name of Company	Incorporation

ABC Sistemas e Modulos Ltda.	Brazil
Autometales, S.A. de C.V.	Mexico
Automotive Motion Technology Limited	United Kingdom
Axles India Limited	India
Bendix Spicer Foundation Brake Canada, Inc.	Canada
Bendix Spicer Foundation Brake LLC	Delaware
BWDAC, Inc.	Delaware
C.A. Danaven	Venezuela
CCD Water Three, Inc.	Delaware
Cerro de los Medanos S.A.	Argentina
Chassis Systems Limited	United Kingdom
CP Product, Inc.	Virginia
D.E.H. Holdings SARL	Luxembourg
Dakota New York Corp.	New York
Dana (Deutschland) Grundstucksverwaltung GmbH	Germany
Dana (Wuxi) Technology Co. Ltd.	China
Dana Argentina S.A.	Argentina
Dana Australia (Holdings) Pty. Ltd.	Australia
Dana Australia Pty. Ltd.	Australia
Dana Austria GmbH	Austria
Dana Automocion, S.A.	Spain
Dana Automotive Aftermarket, Inc.	Delaware
Dana Automotive Limited	United Kingdom
Dana Bedford 3 Limited	United Kingdom
Dana Belgium BVBA	Belgium
Dana Brazil Holdings I LLC	Virginia
Dana Brazil Holdings LLC	Delaware
Dana Canada Corporation	Canada
Dana Canada Holding Company	Canada
Dana Canada Limited	Canada
Dana Canada LP	Canada
Dana Capital Limited	United Kingdom
Dana Chassis Systems Limited	United Kingdom
Dana Comercializadora, S. de RL de CV	Mexico
Dana Commercial Credit (June) Limited	United Kingdom
Dana Commercial Credit (September) Limited	United Kingdom
Dana Commercial Credit (UK) Limited	United Kingdom
Dana Commercial Credit Corporation	Delaware
Dana Corporation	Virginia
Dana Credit Corporation	Delaware
Dana de Mexico Corporacion, S. de R.L. de C.V.	Mexico

Name of Company	Incorporation

Dana do Brasil Ltda.	Brazil
Dana Ejes S.A. de C.V.	Mexico
Dana Emerson Actuator Systems (Technology) LLP	United Kingdom
Dana Emerson Actuator Systems LLP	United Kingdom
Dana Equipamentos Ltda.	Brazil
Dana Europe Holdings B.V.	Netherlands
Dana Europe S.A.	Switzerland
Dana European Holdings Luxembourg S.a.r.l.	Luxembourg
Dana Finance (Ireland) Limited	Ireland
Dana Global Products, Inc.	Michigan
Dana GmbH	Germany
Dana Heavy Axle Mexico S.A. de C.V.	Mexico
Dana Holding GmbH	Germany
Dana Holdings Limited	United Kingdom
Dana Holdings Mexico S. de R.L. de C.V.	Mexico
Dana Holdings SRL	Argentina
Dana Hungary kft	Hungary
Dana India Private Limited	India
Dana India Technical Centre Limited	India
Dana Industrias Ltda.	Brazil
Dana Information Technology LLC	Delaware
Dana International Holdings, LLC	Delaware
Dana International Luxembourg S.a.r.l.	Luxembourg
Dana Investment GmbH	Germany
Dana Investments UK Limited	United Kingdom
Dana Italia, SpA	Italy
Dana Japan, Ltd.	Japan
Dana Korea Co. Ltd.	Korea, Republic of
Dana Law Department, Ltd.	United Kingdom
Dana Lease Finance Corporation	Delaware
Dana Limited	United Kingdom
Dana Manufacturing Group Pension Scheme Limited	United Kingdom
Dana Mauritius Limited	Mauritius
Dana New Zealand Ltd.	New Zealand
Dana Off-Highway Hong Kong Holding Limited	Hong Kong
Dana Queretaro, S. de R.L. de C. V.	Mexico
Dana Residual 1 Limited	United Kingdom
Dana Risk Management Services, Inc.	Ohio
Dana San Juan S.A.	Argentina
Dana San Luis S.A.	Argentina
Dana SAS	France
Dana Spicer (Thailand) Limited	Thailand
Dana Spicer Europe Limited	United Kingdom
Dana Spicer Limited	United Kingdom

Name of Company	Incorporation

Dana Technology Inc.	Michigan
Dana Two SAS	France
Dana UK 1 Plc	United Kingdom
Dana UK Automotive Limited	United Kingdom
Dana UK Axle Limited	United Kingdom
Dana UK Common Investment Fund Limited	United Kingdom
Dana UK Driveshaft Limited	United Kingdom
Dana UK Holdings Limited	United Kingdom
Dana UK Pension Scheme Limited	United Kingdom
Danaven Rubber Products, C.A.	Venezuela
Dantean (Thailand) Company, Limited	Thailand
DCC Canada Inc.	Canada
DCC Fiber, Inc.	Delaware
DCC Project Finance Eighteen, Inc.	Delaware
DCC Project Finance Fifteen, Inc	Delaware
DCC Project Finance Fourteen, Inc.	Delaware
DCC Project Finance Nineteen, Inc.	Delaware
DCC Project Finance Ten, Inc.	Delaware
DirecSpicer, S.A. de C.V.	Mexico
Dongfeng Dana Axle Co., Limited	China
Driveline Specialist Limited	United Kingdom
DTF Trucking, Inc.	Delaware
Echlin (Southern) Holding, Ltd. (Jersey)	Jersey
Echlin Argentina S.A.	Argentina
Echlin do Brasil Industria e Comercio Ltda.	Brazil
Echlin Europe Limited	United Kingdom
Echlin Taiwan Ltd.	Taiwan, Province of China
Echlin-Ponce, Inc.	Delaware
EFMG LLC	Virginia
Ejes Tractivos, S.A. de C.V.	Mexico
Energy Services Credit Corporation	Delaware
Energy Services Nevada, Inc.	Delaware
Fujian Spicer Drivetrain System Co., Ltd.	China
Gearmax (Pty) Ltd.	South Africa
Getrag All Wheel Drive AB	Sweden
Getrag Dana Holding GmbH	Germany
Getrag High-Tech Gears India LLC	India
Glacier Brasil Industria e Comercio de Autopecas Ltda.	Brazil
Glacier Tribometal Slovakia a.s.	Slovakia
Glacier Vandervell SAS	France
Hindustan Hardy Spicer Limited	India
Hindustan Hardy Spicer Limited	India
Hobourn Group Pension Trust Company Limited	United Kingdom
Hose & Tubing Products, Inc.	Virginia

Name of Company	Incorporation

Industria de Ejes y Transmissiones S.A.	Colombia
Isom & Associates, Inc.	Delaware
Juncay Limited	Cayman Islands
Letovon Rosehill One Pty Limited	Australia
Letovon Rosehill Two Pty Limited	Australia
Letovon St. Kilda One Pty Limited	Australia
Letovon St. Kilda Two Pty Limited	Australia
Lipe Rollway Mexicana S.A. de C.V.	Mexico
Long Cooling LLC	Virginia
Long USA LLC	Virginia
M.S.P. Ltd.	Cayman Islands
Manufacturas Victor Gaskets de Colombia, S.A.	Colombia
Metalmechanic Equipment Supply S.A.	Panama
Metalurgica Atica Ltda.	Brazil
Midwest Housing Investments J.V., Inc.	Delaware
Najico Spicer Co., Ltd.	Japan
Nippon Reinz Co. Ltd.	Japan
Pasco Cogen Ltd.	Florida
Pasco Project Investment Partnership, L.P.	Florida
Perfect Circle Brasil Industria e Comercio de Autopecas Ltda.	Brazil
Perfect Circle Europe S.A.	France
Pleasant View of North Vernon, L.P.	Indiana
PT Spicer Axle Indonesia	Indonesia
PT. MCI Prima Gasket	Indonesia
PTG Mexico, S. de R.l. de C.V.	Mexico
PTG Servicios, S. de R.L. de C.V.	Mexico
QH Pension Trustee Ltd	United Kingdom
REBNEC Ten, Inc.	Delaware
Recap, Inc.	Delaware
Redison, Inc.	Delaware
Reinz Talbros Ltd.	India
Reinz Wisconsin Gasket LLC	Delaware
Reinz-Dichtungs-GmbH	Germany
RENOVO Thirteen, Inc.	Delaware
RENOVO Twelve, Inc.	Delaware
ReSun, Inc.	Delaware
ROC - Keeper Industrial Ltd.	Taiwan, Province of China
ROC Spicer Investment Co., Ltd.	British Virgin Islands
ROC Spicer, Ltd.	Taiwan, Province of China
Seismiq, Inc.	Delaware
Shannon Canada Inc.	Canada
SHARP-Massachusetts Investment Limited Partnership	Delaware
Shelfco 1882 Limited	United Kingdom
Shenyang Spicer Driveshaft Co. Ltd.	China

Name of Company	Incorporation

SM-Sistemas Modulares Ltda.	Brazil
Societe de Reconditionnement Industriel de Moteurs S.A.	France
Spicer Axle Australia Pty Ltd	Australia
Spicer Axle Structural Components Australia Pty Ltd	Australia
Spicer Ayra Cardan, S.A.	Spain
Spicer Ejes Pesados S.A.	Argentina
Spicer France S.A.R.L.	France
Spicer Gelenkwellenbau GmbH	Germany
Spicer Heavy Axle & Brake, Inc.	Michigan
Spicer India Limited	India
Spicer Nordiska Kardan AB	Sweden
Spicer Off-Highway Belgium N.V.	Belgium
Spicer Philippines Manufacturing Co.	Philippines
Stieber Formsprag Limited	United Kingdom
SU Automotive Limited	United Kingdom
SU Pension Trustee Limited	United Kingdom
Suzuki Comercial Ltda.	Brazil
Taiguang Investment Co. Ltd	Taiwan, Province of China
Taijie Investment Co. Ltd	Taiwan, Province of China
Taiway Ltd.	Taiwan, Province of China
Taiyang Investment Co. Ltd	Taiwan, Province of China
Talesol S.A.	Uruguay
TecDoc Information Systems GmbH	Germany
Tecnologia de Mocion Controlada S.A. de C.V.	Mexico
Thermal Products Czech Republic s.r.o.	Czech Republic
Thermal Products France SAS	France
Torque-Traction Integration Technologies LLC	Delaware
Torque-Traction Manufacturing Technologies LLC	Delaware
Torque-Traction Technologies LLC	Delaware
Transejes C.D. Ltda.	Colombia
Transejes Transmisiones Homocineticas de Colombia S.A.	Colombia
Transmissiones Homocineticas Argentina S.A.	Argentina
Tuboauto, C.A.	Venezuela
UBALI S.A.	Uruguay
Victor Reinz India Private Limited	India
Victor Reinz Valve Seals, L.L.C.	Indiana
Warner Electric do Brasil Ltda.	Brazil
Whiteley Rishworth Ltd	United Kingdom
WOP Industrial e Comercio Bombas Ltda.	Brazil
Wrenford Insurance Company Limited	Bermuda

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.